Exhibit 10.3

                               PURCHASE AGREEMENT
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     This Purchase Agreement (this "Agreement") is entered into as of  February
5, 2010, by and between VALICO, INC., a California corporation (hereafter referred to as "BUYER" ), and MERCHANT PROCESSING INTERNATIONAL, INC. , a California corporation (hereafter referred to as "SELLER").

                                   RECITALS:

     A. WHEREAS, SELLER is entitled to receive compensation based upon the processing activity of certain merchants and has other rights and benefits pursuant to a written Sales Representative Agreement dated February 22, 2007
between Seller and Spectrum Business Solutions, Inc.   For purposes of this
Agreement the compensation and all other rights of Seller pursuant to the Sales Representative Agreement shall hereinafter be referred to as the "Merchant Portfolio";

     B. WHEREAS, SELLER has designated rights under and is obligated to pay a percentage of the residual compensation to certain agents based on such agents' marketing services pursuant one of the following written agreements between Seller and each agent: (i) National Marketing Agreement, (ii) Independent Agent Agreement, (iii) Independent Contractor Agreement, and (iv) Sales Agent Agreement (hereinafter collectively the "Agent Agreements");

     C. WHEREAS SELLER desires to sell and assign and BUYER desires to buy and assume any and all rights to the Merchant Portfolio now or at any time hereafter to SELLER with respect to the designated merchant accounts; and

     D. WHEREAS SELLER desires to assign and BUYER desires to assume all rights to and obligations under each of the Agent Agreements with respect to certain agents and desires to solicit such agents to perform marketing services to obtain new merchant accounts. For purposes of this Agreement, the Merchant Portfolio, Designated Merchants and Agent Agreements (as defined below) shall be collectively referred to as the "Transferred Assets."

                                   AGREEMENT:

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.     Purchase of the Transferred Assets.
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     (a)     SELLER shall sell and BUYER shall purchase any and all rights to and interests in the Merchant Portfolio now or at any time hereafter to SELLER with respect to each of the merchant accounts stated in "EXHIBIT A", which is attached hereto and incorporated herein by this reference (hereinafter the "Designated Merchants"). Upon the execution of this Agreement by the parties, which shall occur no later than February 5, 2010, otherwise this Agreement is null and void, the sale of those accounts and the BUYER's right to the Merchant Portfolio shall become retroactively effective as of January 1, 2010 (the "Acquisition Date").

     (b) The sale, conveyance, transfer of the Transferred Assets by SELLER to BUYER shall be evidenced and affected by the execution of a Bill of Sale in the form of "EXHIBIT B" which is attached hereto and incorporated herein by this reference.

     (c) SELLER also hereby assigns to BUYER any and all rights to and obligations under each of the Agent Agreements with respect to each of the agents identified in "EXHIBIT C," which is attached hereto and incorporated herein by this reference ("Acquired Agents") as of the Acquisition Date.

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     (d)     For purposes hereof, and without in any way limiting BUYER's discretion herein to select or reject Merchants as Designated Merchants, each Designated Merchant must meet the following criteria, at a minimum: (i) such Merchant must be currently "active" in the payment systems of BUYER's processors, and (ii) there are no outstanding amounts currently due from such Merchant (e.g., there are no unresolved ACH reject items or other Credit Loss items) which have been outstanding for more than 60 days.

     (e) Notwithstanding the foregoing, BUYER shall not assume any liabilities or obligations that SELLER may owe to or in respect of the Designated Merchants, and SELLER shall indemnify and hold BUYER harmless from and against any such liabilities and obligations, for which BUYER may offset any amounts owed to SELLER pursuant to this Agreement.

     2.     Payment of the Purchase Price.   The purchase price for the
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Transferred Assets shall be $150,000.00 (hereinafter the "Purchase Price") and shall be payable as follows:

     (a) BUYER will pay $100,000.00 upon the parties' execution of this Agreement and related documents thereto (hereinafter the "Initial Payment"), and provided that such Designated Merchants have been approved as Merchants by BUYER on or prior to such Acquisition Date and provided SELLER delivers to BUYER a writing signed by an authorized representative of Spectrum Business Solutions, Inc. confirming its approval of the Sales Representative Agreement assignment; otherwise this Agreement shall be null and void;

     (b) BUYER shall remit the remaining balance of the Purchase Price ($50,000.00) no later than May 3, 2010, which shall be evidenced by a Promissory Note guaranteed by the two shareholders of BUYER in the same form as "EXHIBIT D" attached hereto and incorporated herein by this reference (the "Final Payment").

     (c) The parties agree that the covenant of BUYER to pay the Initial Payment in a timely manner shall be good and sufficient consideration for the full and complete release and satisfaction of any and all of SELLER's rights to the Transferred Assets, including SELLER's right to the Acquired Agents and its right to receive the residual income generated based on processing transactions occurring on or after the Acquisition Date. For example, if the Acquisition Date is January 1, 2010, then BUYER shall receive all residual income generated based on processing transactions commencing January 1, 2010 and thereafter, and thus, BUYER shall have the exclusive right to the entire residual check issued
in February, 2010 for January's transactions.   After the Acquisition Date,
BUYER's only obligation to SELLER under this Agreement shall be to pay the Final Payment in a timely manner, and SELLER shall have no further rights with respect to the Transferred Assets or residuals generated from services then or thereafter being provided to Designated Merchants by BUYER, its designated processor or its service providers.

     3.     Representations.  In order to induce BUYER to pay the Purchase Price
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to SELLER, SELLER hereby warrants and represents, to BUYER as follows:  (i)
SELLER has not, at any time, assigned or encumbered (which encumbrance remains unreleased with respect to the Designated Merchants) any of SELLER's rights to the Transferred Assets; (ii) SELLER has agreed to accept the Purchase Price based upon SELLER's own ideas of the value of the payments to be made by BUYER to SELLER with respect to Transferred Assets and upon full arms length negotiations and not in reliance upon any warranty or representation made by BUYER or any agent of BUYER; (iii) SELLER shall be solely responsible for any sums owing by SELLER to any employee, contractor, representative or agent of SELLER (or any other person or entity) in connection with the residual payments which are being released hereunder, PROVIDED, HOWEVER, BUYER shall be obligated
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to remit any monies owed to an agent pursuant to any of the Agent Agreements assigned by SELLER to BUYER pursuant to the terms of this Agreement (unless BUYER and the agent enter into a separate agreement which releases BUYER from such obligations) and only relating to any residual income generated from transactions occurring after the Acquisition Date for which BUYER actually received the residual check for such transactions (i.e. relating to January, 2010 transactions if BUYER actually receives the residual check in February, 2010 for such transactions); and (iv) the person signing this Agreement on behalf of SELLER certifies that he, she, or it

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has full authority to execute the same on behalf of SELLER and that this
Agreement has been duly authorized, executed and delivered by SELLER and is binding upon SELLER in accordance with its terms. In order to induce SELLER to enter into this Agreement, BUYER hereby warrants and represents to SELLER as follows: (i) BUYER has adequate facilities and infrastructure, both in terms of equipment, capital and personnel to service the accounts of the Designated Merchants and to make the payment provided for herein; (ii) BUYER has agreed to pay the Purchase Price based upon BUYER's own ideas of the value of the Transferred Assets and upon full arms length negotiations and not in reliance upon any warranty or representation made by SELLER or any agent of SELLER; and
(iii) the person signing this Agreement on behalf of BUYER certifies that he, she, it has full authority to execute the same on behalf of BUYER and that this Agreement has been duly authorized, executed and delivered by BUYER and is binding upon BUYER in accordance with its terms.

     4.     Non-Solicitation.  In order to induce BUYER to pay the Purchase
            -----------------
Price to SELLER, SELLER covenants and agrees that, during the term of this Agreement and for five (5) years thereafter, neither SELLER, nor any of SELLER's agents or representatives (individually, a "Restricted Party" and collectively, the "Restricted Parties"), shall solicit or contact, for the purpose of, directly or indirectly, providing or receiving "Merchant Services" in the United States, to any Designated Merchant nor shall the Restricted Parties solicit or contact, for purposes of, directly or indirectly, providing or receiving services relating to Merchant Services in the United States by any Acquired Agent for which SELLER received the Purchase Price for which SELLER received any monies from BUYER. "Merchant Services" shall mean any services pertaining to negotiation of payment, including but not limited to acceptance of credit card or debit card transaction records in documentary or electronic form from merchants in connection with the processing and clearing of such records for settlement and payment to such merchant as well as ACH transfers, check guarantees, check authorizations, e-commerce payments and services and point of sales systems on both a hardware or software basis. Further, none of the Restricted Parties shall directly or indirectly, whether individually, in partnership, jointly, or in conjunction with, or on behalf of, any person, firm, partnership, corporation, or unincorporated association or entity of any kind contract with or attempt to contract with, engage or attempt to engage, or enter into a relationship with or attempt to enter into a relationship with, or provide or attempt to provide goods and services to, any Designated Merchant or new merchant for the purpose of, directly or indirectly, providing or receiving Merchant Services or contract with or attempt to contract with, engage or attempt to engage, or enter into a relationship with or attempt to enter into a relationship with, or provide or receive goods and services from any Acquired Agent for the purpose of, directly or indirectly, receiving services relating to Merchant Services.

In the event that a Designated Merchant or Acquired Agent initiates contact or attempts to initiate contact, or engages or attempts to engage any of the Restricted Parties for the purpose of, directly or indirectly, providing or receiving or offering services relating to Merchant Services, as the case may be, such Restricted Party will, for the duration of this Agreement until the fifth anniversary of the Acquisition Date, inform such merchant or agent, as the case may be, that such Restricted Party is contractually prevented from contracting, engaging or entering into a relationship with any merchant or agent, by responding that:

"Under the terms of a recent agreement, I am contractually prohibited from discussing any business relationship with you." BUYER shall be promptly notified of this occurrence.

          5.     Acknowledgments.  SELLER acknowledges and agrees that the
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restrictions set forth in Section 4 hereof are reasonable and necessary to protect the legitimate business interests of BUYER and/or BUYER' successors or assignees. SELLER further acknowledges and agrees that the restrictions set forth in Section 4 hereof are narrowly drawn, are fair and reasonable, and place no greater restraint upon SELLER than is reasonably necessary.

6.     Injunctive Relief.  SELLER agrees that, if SELLER violates any of the
       -----------------
restrictions set forth in Section 4 hereof, BUYER would sustain irreparable harm and, therefore, SELLER hereby irrevocably and unconditionally (i) agrees that, in addition to any other remedies which BUYER may have under this Agreement or otherwise at law or in equity, all of which remedies shall be cumulative, BUYER

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shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, (ii) agrees that such relief and any other claim by BUYER pursuant hereto may be brought in any court of general jurisdiction in Orange County, California (which shall have exclusive jurisdiction in the State of California); (iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which SELLER may have to the laying of venue of any such suit, action or proceeding in any such court.

7.     Damages.  (a) The parties agree that in the event SELLER breaches the
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restrictions set forth in Section 4 hereof, BUYER will be damaged in an amount that may be difficult to measure and the parties agree that the appropriate measure of fully liquidated damages in such event would be 24 times the average monthly income received by BUYER with respect to each Designated Merchants or Acquired Agents, as the case may be, which is the subject of such breach with respect to the last three months that such merchant received services from BUYER and/or BUYER' successors or assignees or with respect to the last three months that such agent's cumulative merchants received services from BUYER and/or BUYER's successors or assignees, as the case may be.

     (b) SELLER further agrees to indemnify, defend, save and hold BUYER harmless from and against any and all claims, loss, damage, expense, liability or judgments (including attorneys fees and costs) arising from or related to (i) any other breach or violation by SELLER of the terms and provisions of this Agreement, (ii) any brokers fees or charges sought by any party in connection with the transactions contemplated herein, and (iii) any practices of SELLER and/or its agents or representatives that involve elements of fraud or that may be deemed to be potentially injurious to BUYER or its successor or assignees. BUYER shall also be entitled to recover interest computed at eighteen (18%) percent per annum on any amounts due from SELLER hereunder, to the extent such amounts are not paid within ten (10) days after demand by BUYER.

     (c) In addition, SELLER will pay any reasonable attorney fees associated with the cost of the collection of the foregoing damages. Without prejudice to any other right or remedy which may be available to BUYER, to the maximum extent permitted by law, BUYER shall have the right to set-off against and deduct from any payments due from BUYER to SELLER any loss or damage suffered by BUYER in the event of any breach by SELLER of any of SELLER's obligations under this Agreement.

     8.     Successors and Assigns.  All terms and provisions of this Agreement
            ----------------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Without limiting the generality of the foregoing, BUYER shall have the right to assign all or any part of its rights hereunder to any purchaser of the assets of BUYER, and/or any purchaser of BUYER' accounts with the Designated Merchants, without prior consent of or notice to SELLER, in which case BUYER shall (i) remain fully responsible for all of its obligations hereunder, (ii) require such purchaser to provide BUYER with information that is substantially similar to the information that SELLER has then been receiving hereunder, along with all information that would be required to calculate and analyze future payment obligations hereunder, and (iii) adequately provide for the BUYER' future financial obligations hereunder.

9.     Severability of Provisions.  If any provisions of this Agreement, as
       --------------------------
applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the scope, duration and/or effect of such words or phrases, and in its reduced form such provision will then be enforceable and will be enforced to the fullest effect permitted by law. In addition thereto, such court shall have the power to reform this Agreement in such manner as may be required to affect its intent and purpose, which shall include, without limitation, the deletion herefrom of any provision that cannot be reformed to make it valid and enforceable.

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10.     Miscellaneous.   This Agreement shall not be amended, modified or waived
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in any fashion except by an instrument in writing signed by the parties hereto.
The waiver by any party of any breach of this Agreement by the other party shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion. The parties agree that the laws of the State of California shall apply to the interpretation of any disagreement arising under this Agreement. Any defined term that is not otherwise defined in this Agreement shall have the meaning ascribed to that term in the Agent Agreement. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed or referred to. This Agreement and the other written instruments specifically referred to herein and therein, embody the entire understanding of the parties and supersede in their entirety all prior communication, correspondence, and instruments. This Agreement may be executed and delivered in counterparts, or may be signed and delivered via facsimile or similar transmission, and in either such event this Agreement shall be valid, binding and enforceable in all respects as if it had been signed as one document and delivered as an executed original.

     11.    Third Party Beneficiaries. This Agreement is made and entered into
            --------------------------
for the sole benefit and protection of the parties hereto, and the parties do not intend to create any rights or benefits under this Agreement for any person who is not a party to this Agreement.

     12.     Release  of Claims.  SELLER hereby acknowledges that he, she, or it
             -------------------
has received independent legal advice from attorneys of his, her, or its choice with respect to the advisability of making and executing this Agreement. SELLER also acknowledges that he, she, or it has had the opportunity to review this Agreement with legal counsel and that he, she, or it is familiar with the provisions of section 1542 of the California Civil Code ("section 1542"), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.

     SELLER, being aware of section 1542, hereby expressly waives and relinquishes any right or benefit that he, she, or it has or may have under section 1542 pertaining to the matters released herein, and any law or principle of similar effect of any state of territory of the United States, to the full extent that SELLER may lawfully waive such rights or benefits pertaining to the subject matter of this Agreement. In connection with such waiver and relinquishment, SELLER acknowledges that he, she, or it is aware that he, she, or it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which he, she, or it now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of SELLER, through this Agreement, to fully, finally, and forever to release all such matters, and all claims relative thereto, which do now exist, may exist, or have existed between and among the parties hereto regarding the Designated Merchants, and all other matters between the parties. In furtherance of such intention, the release herein given shall be, and remain in effect as, a full and complete release of such matters notwithstanding the discovery of the existence of any additional claims or facts relating thereto. SELLER understands and acknowledges that he, she, or it is releasing, for himself, herself, or itself and his, her, or its successors, all such claims by executing this Agreement.

     13.     Non-disparagement.  SELLER agrees to refrain from making or causing
             ------------------
or encouraging others to make any defamatory, disparaging, slanderous or derogatory comments or statements to any third party concerning BUYER, its employees, officers, directors, affiliates, successors, and assigns. The prohibition in the immediately preceding sentence applies to all statements that disparage, discredit, slander or otherwise call into disrepute or question, the character, reputation, competence, or integrity of such persons, without regard to the truth or falsity of the statement made or writing disclosed.


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     14.     Further  Assurances.  On  and  after  the  Acquisition Date, SELLER
             --------------------
shall give such further assurances to BUYER and execute, acknowledge and deliver all such acknowledgments and other instruments and take further action as BUYER may reasonably request to effectuate the transactions contemplated by this Agreement, including the transfer of the Transferred Assets. SELLER further assures BUYER to (i) notify BUYER of any contact to it by any Designated
Merchant and/or affiliate of any such merchants; and during such contact, SELLER shall act in a professional manner and refer all further dealings (including, but not limited to, the entering into, negotiating, and/or discussing of any agreement with such merchants) to BUYER and (ii) at the request of BUYER for information or assistance about any such merchant and any such agent, including but not limited to its original documentation, to respond to BUYER with such information in a prompt manner.

     15.     Survivability. Sections 4, 5 6, 7, 12, 13, and 14 shall survive the
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termination of this Agreement.

VALICO, INC.                       MERCHANT PROCESSING INTERNATIONAL, INC.

By:______________________________  By:_______________________________

                                   Name:_____________________________
                                   Title:____________________________
Dated: __________________________  Dated:____________________________












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